                                                                     Exhibit 4.8


                                                                  EXECUTION COPY

                        SECOND AMENDMENT dated as of March 25, 2000 (this
                  "Amendment"), to the Amended and Restated Credit Agreement dated as of November 6, 1998, as amended by the Waiver and First Amendment dated as of February 7, 2000 (as amended by the First Amendment and Consent dated as of March 15, 2000 and the Second Amendment dated as of March 24, 2000) (the "Credit Agreement"), among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"), the lenders party hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as issuing bank and as collateral agent.

            A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

            B. The Borrower has requested that the Credit Agreement be amended as set forth herein.

            C. The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

            In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

            SECTION 1. Certain Amendments to Credit Agreement.

            (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) by inserting the following sentence at the end of the
            definition of "Net Income":

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                                                                               2


                  "For the fiscal quarter ended (i) December 25, 1999, Net Income shall be determined without giving effect to a restructuring charge in a pre-tax amount not to exceed $87,000,000 to be recorded by the Borrower as of December 25, 1999 and (ii) March 25, 2000, Net Income shall be determined without giving effect to a severance charge in a pre-tax amount not to exceed $3,500,000 to be recorded by the Borrower as of March 25, 2000.".

                  (ii) by inserting the following sentence at the end of the definition of "Net Worth":

                  "Notwithstanding the foregoing, for the fiscal quarter ended
                  (i) December 25, 1999, Net Worth shall be determined without giving effect to a restructuring charge in an after-tax amount not to exceed $52,200,000 and (ii) March 25, 2000, Net Worth shall be determined without giving effect to a severance charge in an after-tax amount not to exceed $2,500,000.".

            (b) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "SECTION 6.14. Leverage Ratio. Permit the Leverage Ratio as of any date during any period specified below to be in excess of the ratio set forth below next to such period:

                  Period                                  Ratio
                  ------                                  -----

            From and including the last day of
            fiscal 1996 to but excluding the
            last day of the second fiscal
            quarter of 1997                           6.50 to 1.00

            From and including the last day of
            the second fiscal quarter of 1997
            to but excluding the last day of
            the third fiscal quarter of 1997          6.00 to 1.00

            From and including the last day of
            the third fiscal quarter of 1997 to
            but excluding the last day of
            fiscal 1997                               5.75 to 1.00

            From and including the last day of
            fiscal 1997 to but excluding the
            last day of the second fiscal
            quarter of 1998                           5.25 to 1.00

            From and including the last day of
            the second fiscal quarter of 1998
            to but excluding the last day of          5.00 to 1.00
            the third fiscal quarter of 1998

            From and including the last day of
            the third fiscal quarter of 1998 to
            and including the last day of
            fiscal 1998                               4.50 to 1.00

            From and including the first day of
            fiscal 1999 to but excluding the
            last day of the third fiscal
            quarter of 1999                           5.00 to 1.00

            From and including the last day of
            the third fiscal quarter of 1999 to
            and including the last day of
            fiscal 1999                               4.25 to 1.00

            From and including the first day of
            the first fiscal quarter of 2000 to
            and including the last day of the
            first fiscal quarter of 2000              5.60 to 1.00

            From and including the first day of
            the second fiscal quarter of 2000
            to and including the last day of
            the second fiscal quarter of 2000         5.60 to 1.00

            From and including the first day of
            the third fiscal quarter of 2000 to
            and including the last day of the
            third fiscal quarter of 2000              4.50 to 1.00

            From and including the first day of
            the fourth fiscal quarter of 2000
            to and including the last day of
            the fourth fiscal quarter of 2000         3.50 to 1.00

            Thereafter                                3.50 to 1.00".

            (c) Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 6.16. Working Capital. Permit the ratio of Current Assets to Current Liabilities as of the last day of any fiscal quarter ending (i) at or before the end of fiscal 2000 to be less than 1.50 to 1.00, or (ii) after the end of fiscal 2000 to be less than 1.75 to 1.00, provided that Indebtedness incurred under the Senior Floating Rate Notes shall in no event be classified as Current Liabilities for purposes of this Section.".

            (d) Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 6.17. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of any date during any period specified below to be less than the ratio set forth below next to such period:

                  Period                                  Ratio
                  ------                                  -----

            From and including the last day of
            fiscal 1996 to but excluding the
            last day of                               1.00 to 1.00

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                                                                               4


            fiscal 1997

            From and including the last day of
            fiscal 1997 to and including the          1.10 to 1.00
            last day of fiscal 1998

            From and including the first day of
            fiscal 1999 to but excluding the
            last day of the second fiscal
            quarter of 1999                           0.75 to 1.00

            From and including the last day of
            the second fiscal quarter of 1999
            to but excluding the last day of
            the third fiscal quarter of 1999          0.80 to 1.00

            From and including the last day of
            the third fiscal quarter of 1999 to
            and including the last day of
            fiscal 1999                               0.90 to 1.00

            From and including the first day of
            the first fiscal quarter of 2000 to
            and including the last day of the
            first fiscal quarter of 2000              0.50 to 1.00

            From and including the first day of
            the second fiscal quarter of 2000
            to and including the last day of
            the second fiscal quarter of 2000         0.50 to 1.00

            From and including the first day of
            the third fiscal quarter of 2000 to
            and including the last day of the
            third fiscal quarter of 2000              0.50 to 1.00

            From and including the first day of
            the fourth fiscal quarter of 2000
            to and including the last day of
            the fourth fiscal quarter of 2000         0.60 to 1.00

            Thereafter                               1.50 to 1.00".

            (e) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "SECTION 6.18. Interest Expense Coverage Ratio. Permit the Interest Expense Coverage Ratio as of any date during any period specified below to be less than the ratio set forth below next to such period:

                  Period                                  Ratio
                  ------                                  -----

            From and including the last day of
            the third fiscal quarter of 1998 to
            and including the last day of
            fiscal 1998                               2.50 to 1.00

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                                                                               5


            From and including the first day of
            fiscal 1999 to and including the
            last day of the second fiscal
            quarter of 1999                           2.25 to 1.00

            From and including the first day of
            the third fiscal quarter of 1999 to
            and including the last day of the
            third fiscal quarter of 1999              2.50 to 1.00

            From and including the first day of
            the fourth fiscal quarter of 1999
            to and including the last day of
            the fourth fiscal quarter of 1999         2.75 to 1.00

            From and including the first day of
            the first fiscal quarter of 2000 to
            and including the last day of the
            first fiscal quarter of 2000              1.80 to 1.00

            From and including the first day of
            the second fiscal quarter of 2000
            to and including the last day of
            the second fiscal quarter of 2000         1.80 to 1.00

            From and including the first day of
            the third fiscal quarter of 2000 to
            and including the last day of the
            third fiscal quarter of 2000              2.00 to 1.00

            From and including the first day of
            the fourth fiscal quarter of 2000
            to and including the last day of
            the fourth fiscal quarter of 2000         2.50 to 1.00

            Thereafter                                2.75 to 1.00".

                  SECTION 2. Certain Agreements of the Company. (a) For purposes of this Section, "Additional Financing" shall mean any combination of committed credit facilities, equity, junior-lien financing, asset sales (provided that such sale complies with the terms of the Credit Agreement) and subordinated debt obtained no later than May 1, 2000, in an aggregate amount of at least $40,000,000 with a maturity of no sooner than January 2, 2001 and otherwise on terms reasonably satisfactory to the Required Lenders.

            (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Effective Date, an amendment fee (i) equal to 0.25% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date), provided that such Lender shall have executed this Amendment on or prior to 3:00 p.m., New York City time, on March 31, 2000, and (ii) with respect to any Lender not subject to clause (i) above, 0.125% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date) ((i) and (ii), collectively, the "Amendment Fee").

            (c) In the event that the Borrower does not obtain the Additional Financing, the Borrower agrees as follows:

            (i) Notwithstanding the definition of "Applicable Percentage" or any other provision of the Credit Agreement, the Borrower agrees that
            (i) the "Eurodollar Spread" shall be (w) 3.500% from the Effective Date through April 30, 2000, (x) 4.000% from May 1, 2000 through August 31, 2000, (y) 4.250% from September 1, 2000 through December 31, 2000, and (z) 4.500% thereafter and (ii) the "ABR Spread" shall be (w) 2.500% from the Effective Date through April 30, 2000, (x) 3.000% from May 1, 2000 through August 31, 2000, (y) 3.250% from
            September 1, 2000 through December 30, 2000, and (z) 3.500% thereafter.

            (ii) The Borrower agrees that it shall pay to each Lender, through the Administrative Agent, on May 1, 2000, a fee equal to 0.50% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date).

            (iii) The Borrower agrees that it shall pay to each Lender, through the Administrative Agent, on September 1, 2000, a fee equal to 0.25% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date).

            (iv) The Borrower agrees that it shall pay to each Lender, through the Administrative Agent, on December 31, 2000, a fee equal to 0.25% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date).

            (d) In the event that the Borrower does obtain the Additional Financing, the Borrower agrees as follows:

            (i) Notwithstanding the definition of "Applicable Percentage" or any other provision of the Credit Agreement, the Borrower agrees that
            (i) the "Eurodollar Spread" shall be (x) 3.500% from the Effective Date through August 31, 2000, (y) 4.000% from September 1, 2000 through December 31, 2000, and (z) 4.250% thereafter and (ii) the "ABR Spread" shall be (x) 2.500% from the Effective Date through August 31, 2000, (y) 3.000% from September 1, 2000 through December 30, 2000, and (z) 3.250% thereafter.

            (ii) The Borrower agrees that it shall pay to each Lender, through the Administrative Agent, on September 1, 2000, a fee equal to 0.25% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date).

            (iii) The Borrower agrees that it shall pay to each Lender, through the Administrative Agent, on December 31, 2000, a fee equal to 0.25% of the sum of such Lender's outstanding Term Loan and Revolving Credit Commitment (whether used or unused on such date).

            (e) The Borrower agrees to use its best efforts promptly to obtain the Additional Financing.

            (f) The Borrower agrees, not later than two weeks after the end of each month, to deliver to the Administrative Agent, (i) a three-month projection of cash flows with respect to the Borrower and its consolidated Subsidiaries, with weekly projections for the first month of the forecasting period and monthly projections for the second and third months of the forecasting period and (ii) concurrently with the delivery of the projections referred to in clause (i), a statement reconciling the previous months' actual cash flows with the projections previously delivered for that month.

            (g) Without limiting the obligations of the Borrower under Section
      9.05 of the Credit Agreement, the Borrower agrees from time to time upon demand to pay the reasonable fees and the out-of-pocket expenses of (i) financial advisors retained by the Administrative Agent on behalf of the Lenders and (ii) such additional counsel, including, without limitation, Wachtell, Lipton, Rosen & Katz, and other consultants as the Administrative Agent shall deem it advisable to retain to provide advice to the Administrative Agent and the Lenders.

                  SECTION 3. Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that:

                  (i) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof.

                  (ii) After giving effect to this Amendment, no Event of
            Default or Default has occurred and is continuing.

                  SECTION 4. Conditions to Effectiveness of Amendments. The amendments set forth herein shall become effective as of the date of this Amendment, but only upon the satisfaction of the following conditions (the date on which the last of such conditions is satisfied being called the "Effective Date"):

                  (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders;

                  (b) the Administrative Agent shall have received in
            immediately available funds the Amendment Fee referred to in Section 2; and

                  (c) the representations and warranties set forth in Section 3 shall be true and correct.

                  SECTION 5. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders and the Administrative Agent under the Credit Agreement, or alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. The agreements set forth in this Amendment shall be deemed for all purposes to be covenants contained in Article VI of the Credit Agreement as amended hereby, and the failure of the Borrower to perform any of such agreements in accordance with the terms thereof shall constitute an Event of Default under the Credit Agreement as so amended. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

                  SECTION 6. Expenses. The Borrower agrees to reimburse the Administrative Agent for (a) the fees and expenses referred to in Section 2 and (b) its out-of-pocket expenses reasonably incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                        SCHEIN PHARMACEUTICAL, INC.,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE CHASE MANHATTAN BANK, individually
                                        and as Administrative Agent, Collateral
                                        Agent and Issuing Bank,


                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NOVA SCOTIA,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK
                                        AKTIENGESSELLSCHAFT, NEW YORK BRANCH,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        COMERICA BANK,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        COMMERCIAL LOAN FUNDING TRUST I,

                                                    by: LEHMAN COMMERCIAL PAPER,
                                                    INC., not in its individual
                                                    capacity but solely as
                                                    Administrative Agent

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        COOPERATIEVE CENTRALE RAIFFEIFEN-
                                        BOERENLEENBANK, B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        DEUTSCHE BANK, A.G., NEW YORK AND/OR
                                        CAYMAN ISLAND BRANCHES,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        DG BANK DEUTSCHE
                                        GENOSSENSCHAFTSBANK, CAYMAN
                                        ISLAND BRANCH,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        FIRST UNION NATIONAL BANK,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        FLEET BANK, N.A. (formerly known as
                                        NatWest Bank, N.A.),

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        KEYBANK NATIONAL ASSOCIATION,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        MELLON BANK, N.A.,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        PNC BANK, N.A.,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        SOCIETE GENERALE, NEW YORK BRANCH,

                                        by

                                            ------------------------------------
                                            Name:
                                            Title:

                                        SUMMIT BANK,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        AG CAPITAL FUNDING PARTNERS, L.P.,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title:

                                        BEAR STEANS & CO. INC.,

                                        by


                                            ------------------------------------
                                            Name:
                                            Title: